UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2017

FBEC WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-52297	47-3855542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Central Ave., Cheyenne, WY 82001

(Address of principal executive offices)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The registrant, FBEC Worldwide, Inc. is referred to herein as “we”, “our” or “us”.

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On October 30, 2017, we dismissed Pinaki & Associates, LLC (“Pinaki”) as our auditor. We are seeking to hire a new auditor.

We dismissed Pinaki as our auditor because on October 26, 2017, the Public Company Accounting Board (“PCAOB”), took the following actions against Pinaki: (a) censured Pinaki; (b) revoked the PCAOB registration of Pinaki; (c) censured Pinaki Mohapatra, the managing partner/sole owner of Panaki; and (d) barred Panaki Mohapatra from being associated with a registered public accounting firm.

The audit reports of Pinaki on our consolidated financial statements as of and for the year ended December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2016, and through November 1, 2017, there were no: (i) disagreements with Pinaki on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Pinaki’s satisfaction, would have caused Pinaki to make reference to the subject matter thereof in its reports for such years; or (ii) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K. The reports, however, did contain a going concern qualification.

We provided Pinaki with a copy of the disclosures it is making in this Current Report on Form 8-K and repeatedly requested from Pinaki a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures; however, Pinaki failed to respond to our requests and we are unable to file such letter as Exhibit 16.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FBEC Worldwide, Inc.

By:	/s/ Jeffrey Greene
Jeffrey Greene Chief Executive Officer

Date:  November 1, 2017